Exhibit D-3



MICHAEL W. GANG
Managing Partner
717-237-4020
mgang@morganlewis.com



AUGUST 1, 2002

BY HAND DELIVERY

James J. McNulty
Secretary
Pennsylvania Public Utility Commission
Commonwealth Keystone Building
400 North Street, 2nd Floor North
PO Box 3265
Harrisburg, PA  17105-3265

Re:  Columbia Gas of Pennsylvania, Inc. Affiliated Interests Agreement;
     ------------------------------------------------------------------
     G-00020929
     ----------

Dear Secretary McNulty:

On January 16, 2002, Columbia Gas of Pennsylvania, Inc. ("Columbia") filed a form of Intercompany Income Tax Allocation Agreement with the Pennsylvania Public Utility Commission ("Commission") for approval under Chapter 21 of the Public Utility Code. The filing was docketed at G-00020929.

Because the Agreement also must be approved by the Securities and Exchange Commission ("SEC"), Columbia voluntarily extended the 30 day period under
Section 2102(b) of the Public Utility Code, until receipt of comments from SEC staff. Columbia has now received those comments and has submitted a revised draft of the Agreement to the SEC. The SEC will not act until all state approvals have been obtained.

Columbia, therefore, resubmits the revised Agreement with this letter for approval pursuant to Chapter 21 of the Public Utility Code. Columbia requests that the 30 day period under Section 2101(b) commence with filing of this letter. For the convenience of the Commission, we have enclosed four copies of the revised Agreement and four copies of the revised Agreement showing the changes from the Agreement filed on January 16, 2002.

As the SEC will not act until all state approvals have been obtained and approval of the Agreement is necessary for the filing of 2001 federal tax filings, we request that the Commission approve the Agreement as quickly as possible.

James J. McNulty
August 1, 2002
Page 2

Please direct any inquiry with regard to this matter to the undersigned.

Sincerely,

/s/ Michael W. Gang

Michael W. Gang

MWG/kms

Enclosures

c:   Robert F. Wilson